Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact: John M. McCaffery
Executive Vice President
Chief Financial Officer
(631) 537-1000, ext. 7290

BRIDGE BANCORP, INC. TO HOST FIRST QUARTER 2020 EARNINGS CONFERENCE CALL

(Bridgehampton, NY – April 7, 2020) Bridge Bancorp, Inc. (the “Company”) (NASDAQ®: BDGE), the holding company for BNB Bank (“BNB”), announced that it expects to report earnings for the first quarter ended March  31, 2020 after the market closes on Wednesday, April 29, 2020.

Kevin O’Connor, President and CEO, will host a conference call on Thursday,  April 30, 2020 at 10:00 AM ET to discuss the Company’s first quarter 2020 results.  Instructions on accessing the call will be provided in the Company’s earnings release.

About Bridge Bancorp, Inc.

Bridge Bancorp, Inc. is a bank holding company engaged in commercial banking and financial services through its wholly-owned subsidiary, BNB Bank. Established in 1910, BNB, with assets of approximately $4.9 billion, operates 39 branch locations serving Long Island and the greater New York metropolitan area. Through its branch network and its electronic delivery channels, BNB provides deposit and loan products and financial services to local businesses, consumers and municipalities. Title insurance services are offered through BNB's wholly-owned subsidiary, Bridge Abstract. Bridge Financial Services, Inc., a wholly-owned subsidiary of BNB, offers financial planning and investment consultation.  For more information visit www.bnbbank.com.

BNB has a rich tradition of involvement in the community, supporting programs and initiatives that promote local business, the environment, education, healthcare, social services and the arts.

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